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                                                                    EXHIBIT 23.1


                             TAUBER & BALSER, P.C.
                          Certified Public Accountants
                           3340 Peachtree Road, N.E.
                                   Suite 250
                               Atlanta, GA 30326


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Current Report on Form 8-K of our report dated February 17, 2000, relating to the financial statements of zebramart.com, Inc.


/s/ Tauber & Balser, P.C.
-------------------------
Tauber & Balser, P.C.
Atlanta, Georgia
May 8, 2000